CHINA VoIP & DIGITAL TELECOM INC.

OFFICER'S CERTIFICATE

The undersigned, the Chief Executive Officer of China VoIP & Digital Telecom Inc., a Nevada corporation (the "Company"), pursuant to Section 7(viii) of the Securities Purchase Agreement, dated as of December 21, 2007, by and among the Company and the investors identified on the Schedule of Buyers attached thereto (the "Securities Purchase Agreement"), hereby represents, warrants and certifies to the Buyers as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.

The representations and warranties made by the Company as set forth in Section 3 of the Securities Purchase Agreement are true and correct as of the date hereof (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date).

2.

The Company has, in all respects, performed, satisfied or complied with all covenants, agreements and conditions required to be performed, satisfied or complied with by it at or prior to the date hereof under the Transaction Documents.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 21st day of December 2007.

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Name:

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